Klaviyo Announces Third Quarter 2023 Financial Results

Third quarter revenue of $175.8 million, representing 48% year-over-year growth
Expanded platform with launch of Klaviyo CDP

BOSTON, November 7, 2023 — Klaviyo (NYSE: KVYO), the company that powers smarter digital relationships, today announced results for its third quarter ended September 30, 2023.

“Our strong third quarter results validate the strength of our purpose – to help businesses leverage their data to power smarter digital relationships with their customers,” said Andrew Bialecki, co-founder and CEO of Klaviyo. “Today, we are proud to report our inaugural quarterly financial results as a public company with revenue of $175.8 million and 10% non-GAAP operating margin. We are excited that companies and organizations like Stanley 1913, the San Francisco Marathon, Ouai, and others have chosen to switch to or expand with Klaviyo over the past quarter to drive their revenue growth and build better customer relationships.”

Recent Business Highlights:

●Ended the quarter with over 135,000 customers who are using Klaviyo to drive their own revenue growth, compared to over 109,000 customers in the third quarter of 2022.
●Increased our penetration up market, ending the quarter with 1,699 customers generating over $50,000 of ARR, compared to 899 in the third quarter of 2022, an increase of 89% year over year.
●Continued to expand our current customer base, with a dollar-based net revenue retention rate (NRR) of 119% as of September 30, 2023, marking our 10th straight quarter with a NRR of at least 115%.
●Announced the launch of the Klaviyo CDP, giving businesses a single source of truth for all customer data, and advanced analytics to help them understand their audiences and business performance.
●Hired former Salesforce executive and Chief Marketing Officer of GoTo, Jamie Domenici, as our Chief Marketing Officer to lead all global strategic marketing initiatives.

Third Quarter 2023 Financial Highlights:

●Revenue: Total revenue of $175.8 million, up from $119.2 million in the third quarter of 2022, representing annual growth of 48%.
●Gross profit: Gross profit of $117.0 million, representing a gross margin of 67%, compared to gross profit of $86.5 million, representing a gross margin of 73%, in the third quarter of 2022.
●Non-GAAP gross profit: Non-GAAP gross profit of $140.3 million, representing a gross margin of 80%, compared to non-GAAP gross profit of $86.6 million, representing a gross margin of 73%, in the third quarter of 2022.
●Operating income (loss): Operating loss of $(302.2) million, representing operating margin of (172)%, compared to an operating loss of $(25.7) million in the third quarter of 2022, representing an operating margin of (22)%.
●Non-GAAP operating income (loss): Non-GAAP operating income of $17.8 million, representing non-GAAP operating margin of 10%, compared to a non-GAAP operating loss of $(16.3) million in the third quarter of 2022, representing non-GAAP operating margin of (14)%.
●Balance sheet and cash flow: Cash, cash equivalents, and restricted cash as of the end of the third quarter was $724.4 million. Cash from operating activities was $23.7 million, representing a margin of 13%. Free cash flow for the third quarter was $21.9 million, representing free cash flow margin of 12%.

“In the third quarter our team continued to drive strong growth, at scale, in an efficient manner.” said Amanda Whalen, CFO of Klaviyo. “We delivered $175.8 million in revenue and $17.8 million in non-GAAP operating income. In the fourth quarter we’ll continue to invest in our key growth initiatives, including our penetration in the mid-market and internationally, with a continued focus on areas with strong unit economics.”

Financial Outlook

$ in millions	FY23-Q4 Guidance		FY23 Guidance
	Low	High	Low	High
Revenue	$ 195.0	$ 197.0	$ 691.5	$ 693.5
Year-over-year Growth Rate	34%	36%	46%	47%

Non-GAAP Operating Income	$14.0	$17.0	$75.9	$78.9
Non-GAAP Operating Margin	7%	9%	11%	11%

Klaviyo has not provided a reconciliation of non-GAAP operating income guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change.

Dilutive Securities
Klaviyo has various dilutive securities. The table below details these securities (shares in millions; rounding differences may occur):

	Price as of September 30, 2023	Weighted Average Exercise Price	Shares
Share price	$34.50
Common stock outstanding as of 9/30/2023			258.3
Warrants outstanding			5.5
RSUs outstanding			13.4
Options outstanding		$0.54	31.8
Total estimated fully diluted shares			309.0

We have excluded the impact of the Shopify investment option of 15,743,174 shares at $88.93 per share as it was out of the money as of September 30, 2023. The investment option expires on July 28, 2030.

Conference Call Information

In conjunction with this announcement, Klaviyo will host a conference call for investors at 4:30 p.m. ET (1:30 p.m. PT) today to discuss the results for its third quarter ended September 30, 2023 and its outlook for its fourth quarter and fiscal year ending December 31, 2023. The live webcast and a replay of the webcast will be available at the Investor Relations section of Klaviyo’s website: https://investors.klaviyo.com (live and replay).

Select Defined Terms

Customers. We define a customer as a distinct paid subscription to our platform. A single organization could have multiple discrete contracting divisions or subsidiaries or brands each with paid subscriptions to our platform, which would, in general, constitute multiple distinct customers. In some cases at the customer’s request, we allow subscriptions under the same parent organization to be consolidated into a single paid subscription in which case such consolidated paid subscriptions would constitute a single customer. We measure our total number of customers as a point-in-time calculation measured as of the end of a particular period. Customers do not include persons or entities that use our platform on a free trial basis.
Customers Generating Over $50,000 of ARR. We calculate our number of customers generating over $50,000 of ARR as those customers that have an average ARR of greater than $50,000 over the prior twelve months (or the entire duration of the customer’s paying relationship, if it is less than twelve months) as of the date of determination.
Dollar-Based Net Revenue Retention Rate. We calculate our Dollar-Based Net Revenue Retention Rate, or NRR, by first identifying the cohort of customers as of twelve months prior to the date of determination. We then calculate the Annualized Recurring Revenue, or ARR, from this customer cohort as of twelve months prior to the date of determination, or the Prior Period ARR, and the ARR from this customer cohort as of the date of determination, or the Current Period ARR. ARR, for any date of determination, is the annualized value of existing paid subscriptions, which we calculate by taking the amount of revenue that we expect to receive in the next monthly period for our existing paid subscriptions, assuming no changes to such subscriptions in the next month, as of that date of determination, and multiplying that amount by twelve. Current Period ARR includes any expansion, price increases, and customer subscriptions that are deactivated and subsequently reactivated during the applicable twelve-month period and reflects contraction or attrition over the last twelve months from this customer cohort, but excludes any ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time NRR. We then calculate the weighted average point-in-time NRR as of the last day of each month in the current trailing twelve-month period to arrive at the NRR, with the weightings determined by the total ARR at the end of each period.
About Klaviyo

Klaviyo (CLAY-vee-oh) powers smarter digital relationships, making it easy for businesses to capture, store, analyze, and predictively use their own data to drive measurable, high-value outcomes. Klaviyo’s modern and intuitive SaaS platform enables business users of any skill level to harness their first-party data from more than 300 integrations to send the right message at the right time across email, SMS, and push notifications. Innovative businesses like Good American, TaylorMade, Skims, Stanley 1913, and more than 135,000 other paying customers leverage Klaviyo to acquire, engage, and retain customers—and grow on their own terms.

Contact

Investor Relations
Jack Grant
ir@klaviyo.com

Press
Lacey Berrien
press@klaviyo.com

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Other than statements of historical facts, all statements contained in this press release, including, but not limited to, statements about Klaviyo’s outlook for the fourth quarter of fiscal year 2023 ending December 31, 2023 and the full fiscal year ending December 31, 2023, and Klaviyo’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, potential market opportunities, and other similar matters, are forward-looking statements. Words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “going to,” “guidance,” “intend,” “keep,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “strategy,” “target,” “will,” “would,” or words of similar meaning or similar references to future periods may identify these forward-looking statements, although not all forward-looking statements contain these identifying words.
Forward-looking statements reflect management’s beliefs, expectations and assumptions about future events as of the date hereof, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risks include, among others, the following: our ability to achieve future growth and sustain our growth rate; our ability to successfully execute our business and growth strategy, such as the success of our investment in our key growth initiatives and our ability to recognize effective areas for growth; our ability to successfully integrate with third-party platforms; our relationships with third parties, such as our marketing agency and technology partners; unfavorable conditions in our industry; our ability to attract new customers, including mid-market and enterprise customers, retain revenue from existing customers and increase sales from both new and existing customers; success of our marketing and sales strategies; costs and expenses associated with being a public company; as well as other risks and uncertainties set forth under the caption “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the third quarter ended September 30, 2023 to be filed with the Securities and Exchange Commission (the “SEC”) and other filings and reports we make with the SEC from time to time, which may be obtained on our Investor Relations website at https://investors.klaviyo.com and on the SEC website at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. In light of the risks, uncertainties, assumptions, and other factors, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Therefore, you should not rely on any of the forward-looking statements. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Other than as required by law, we assume no obligation to update any forward-looking statements contained in this press release in the event of new information, future developments or otherwise.

Statement Regarding Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP operating margin, free cash flow, and free cash flow margin. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see the accompanying tables for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents.

Our non-GAAP gross profit and non-GAAP operating income (loss) exclude significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements, including, but not limited to, (i) amortization of prepaid marketing expenses, (ii) stock-based compensation and related employer payroll taxes, and (iii) restructuring expenses. Our non-GAAP operating margin is calculated as non-GAAP operating income (loss) divided by total revenue. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs. Free cash flow margin is a non-GAAP financial measure that is calculated as free cash flow divided by total revenue.

We believe that all these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to decision making by our management, who use these measures as important tools for financial and operational decision-making and for evaluating Klaviyo’s own operating results over different periods of time.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures versus their nearest GAAP equivalents. Other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in Klaviyo’s business and an important part of the compensation provided to attract and retain its employees to create long-term incentive alignment with stockholders.

Klaviyo, Inc.
Consolidated Balance Sheet (Unaudited)
(In Thousands)
	As of
	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$723,415	$385,820
Restricted cash	386	409
Accounts receivable, net of allowance for doubtful accounts	17,380	10,723
Deferred contract acquisition costs, current	14,161	11,215
Prepaid expenses and other current assets	26,010	19,336
Total current assets	781,352	427,503
Property and equipment, net	42,730	45,837
Right-of-use assets, net	39,506	45,695
Deferred contract acquisition costs, non-current	20,687	15,983
Restricted cash, non-current	648	687
Prepaid marketing expense	178,968	84,415
Other non-current assets	7,533	8,959
Total assets	$1,071,424	$629,079
Liabilities, redeemable common stock, and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$9,738	$8,890
Accrued expenses	62,602	36,126
Lease liabilities, current	14,449	14,864
Deferred revenue	32,866	25,109
Total current liabilities	119,655	84,989
Lease liabilities, non-current	40,016	47,544
Other non-current liabilities	6,409	876
Total liabilities	166,080	133,409
Redeemable Common Stock
Redeemable common stock	—	1,531,853
Stockholders' equity (deficit)
Preferred stock	—	—
Common stock - Series A	33	—
Common stock - Series B	226	171
Additional paid-in capital	1,677,833	1,249,065
Accumulated deficit	(772,748)	(2,285,419)
Total stockholders' equity (deficit)	905,344	(1,036,183)
Total liabilities, redeemable common stock, and stockholders' equity (deficit)	$1,071,424	$629,079

Klaviyo, Inc.
Consolidated GAAP Statement of Operations (Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,
	2023	2022
Revenue	$175,807	$119,168
Cost of revenue	58,825	32,619
Gross profit	116,982	86,549
Operating expenses:
Selling and marketing	167,877	61,482
Research and development	141,455	30,090
General and administrative	109,853	20,640
Total operating expenses	419,185	112,212
Operating loss	(302,203)	(25,663)
Other (expense) income	(265)	529
Interest income	6,183	1,537
Total other income expense	5,918	2,066
Loss before income taxes	(296,285)	(23,597)
Provision for income taxes	819	276
Net loss	$(297,104)	$(23,873)
Net loss per share
Basic and Diluted	$(1.24)	$(0.10)
Weighted average shares outstanding
Basic and Diluted	240,125,168	231,973,229

Klaviyo, Inc.
Consolidated GAAP Statement of Operations (Unaudited)
(In Thousands, Except Share and Per Share Data)

	Nine Months Ended September 30,
	2023	2022
Revenue	$496,481	$327,513
Cost of revenue	132,875	90,694
Gross profit	363,606	236,819
Operating expenses:
Selling and marketing	291,845	153,401
Research and development	209,542	75,365
General and administrative	156,511	59,012
Total operating expenses	657,898	287,778
Operating loss	(294,292)	(50,959)
Other (expense) income	(344)	703
Interest income	14,484	1,963
Total other income	14,140	2,666
Loss before income taxes	(280,152)	(48,293)
Provision for income taxes	1,786	145
Net loss	$(281,938)	$(48,438)
Net loss per share
Basic and Diluted	$(1.19)	$(0.21)
Weighted average shares outstanding
Basic and Diluted	237,411,574	228,271,900

Klaviyo, Inc.
Consolidated Statement of Cash Flows (Unaudited)
(In Thousands)
	Three Months Ended September 30,
	2023	2022
Operating activities
Net loss	$(297,104)	$(23,873)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,357	2,104
Non-cash operating lease costs	3,088	2,629
Amortization of deferred contract acquisition costs	4,117	2,769
Amortization of prepaid marketing expense	13,224	8,816
Bad debt expense	415	275
Stock-based compensation expense	299,975	522
Other	89	9
Changes in operating assets and liabilities:
Accounts receivable	(4,629)	(1,310)
Deferred contract acquisition costs	(6,992)	(4,913)
Prepaid expenses, prepaid taxes, and other assets	(1,557)	(1,378)
Accounts payable	1,297	(3,239)
Accrued expenses	3,079	(1,537)
Deferred revenue	3,706	3,144
Operating lease liabilities	(3,846)	(1,352)
Other non-current liabilities	5,481	10
Net cash provided by (used in) operating activities	23,700	(17,324)
Investing activities
Acquisition of property and equipment	(54)	(4,427)
Capitalization of software development costs	(1,776)	(585)
Net cash used in investing activities	(1,830)	(5,012)
Financing activities
Proceeds from exercise of common stock awards	1,616	95
Cash paid for finance leases	(5)	(6)
Proceeds from exercise of warrants	45	40
Proceeds from issuance of common stock, net of issuance costs	—	99,558
Recognition of deferred offering costs	2,954	—
Proceeds from issuance of common stock in initial public offering, net of issuance costs	321,029	—
Employee taxes paid related to net share settlement of stock-based awards	(62,863)	—
Net cash provided by financing activities	262,776	99,687
Net increase in cash, cash equivalents, and restricted cash	284,646	77,351
Cash, cash equivalents, and restricted cash, beginning of period	439,803	291,123
Cash, cash equivalents, and restricted cash, end of period	$724,449	$368,474

Klaviyo, Inc.
Consolidated Statement of Cash Flows (Unaudited)
(In Thousands)
	Nine Months Ended September 30,
	2023	2022
Operating activities
Net loss	$(281,938)	$(48,438)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	9,823	6,216
Non-cash operating lease costs	9,649	8,218
Amortization of deferred contract acquisition costs	11,380	7,473
Amortization of prepaid marketing expense	39,672	8,816
Bad debt expense	368	533
Stock-based compensation expense	302,317	6,245
Other	108	28
Changes in operating assets and liabilities:
Accounts receivable	(7,025)	(4,912)
Deferred contract acquisition costs	(19,030)	(14,244)
Prepaid expenses, prepaid taxes, and other assets	(5,479)	(6,452)
Accounts payable	389	(18,693)
Accrued expenses	18,668	10,158
Deferred revenue	7,757	6,325
Operating lease liabilities	(11,482)	(5,769)
Other non-current liabilities	5,550	30
Net cash provided by (used in) operating activities	80,727	(44,466)
Investing activities
Acquisition of property and equipment	(823)	(14,392)
Capitalization of software development costs	(4,612)	(1,526)
Net cash used in investing activities	(5,435)	(15,918)
Financing activities
Proceeds from exercise of common stock options	4,034	1,363
Cash paid for finance leases	(16)	(16)
Proceeds from exercise of warrants	57	40
Proceeds from issuance of common stock, net of issuance costs	—	99,558
Proceeds from issuance of common stock in initial public offering, net of issuance costs	321,029	—
Employee taxes paid related to net share settlement of stock-based awards	(62,863)	—
Net cash provided by financing activities	262,241	100,945
Net increase in cash, cash equivalents, and restricted cash	337,533	40,561
Cash, cash equivalents, and restricted cash, beginning of period	386,916	327,913
Cash, cash equivalents, and restricted cash, end of period	$724,449	$368,474

Klaviyo, Inc.
Reconciliation of Operating Income to Non-GAAP Operating Income (Unaudited)
(In Thousands)

	Three Months Ended September 30,
	2023	2022
Operating loss	$(302,203)	$(25,663)
Stock-based compensation	299,975	522
Employer payroll tax on employee stock transactions	6,838	—
Amortization of prepaid marketing	13,224	8,816
Non-GAAP operating income (loss)	$17,834	$(16,325)
Operating margin	(171.9)%	(21.5)%
Non-GAAP operating margin	10.1%	(13.7)%

Klaviyo, Inc.
Reconciliation of Gross Profit to Non-GAAP Gross Profit (Unaudited)
(In Thousands)

	Three Months Ended September 30,
	2023	2022
Gross profit	$116,982	$86,549
Stock-based compensation	21,902	25
Employer payroll tax on employee stock transactions	1,451	—
Non-GAAP gross profit	$140,335	$86,574
Gross margin	66.5%	72.6%
Non-GAAP gross margin	79.8%	72.6%

Klaviyo, Inc.

Reconciliation of Expenses to Non-GAAP Expenses (Unaudited)
(In Thousands)

	Three Months Ended September 30,
	2023	2022
Selling and marketing	$167,877	$61,482
Stock-based compensation	(95,962)	(96)
Employer payroll tax on employee stock transactions	(2,515)	—
Amortization of prepaid marketing	(13,224)	(8,816)
Non-GAAP Selling and marketing	$56,176	$52,570

Research and development	$141,455	$30,090
Stock-based compensation	(104,829)	(298)
Employer payroll tax on employee stock transactions	(1,675)	—
Non-GAAP Research and development	$34,951	$29,792

General and administrative	$109,853	$20,640
Stock-based compensation	(77,282)	(103)
Employer payroll tax on employee stock transactions	(1,197)	—
Non-GAAP General and administrative	$31,374	$20,537

Total operating expenses	$419,185	$112,212
Stock-based compensation	(278,073)	(497)
Employer payroll tax on employee stock transactions	(5,387)	—
Amortization of prepaid marketing	(13,224)	(8,816)
Non-GAAP Total operating expenses	$122,501	$102,899

Klaviyo, Inc.
Reconciliation of Operating Income to Non-GAAP Operating Income (Unaudited)
(In Thousands)

	Nine Months Ended September 30,
	2023	2022
Operating loss	$(294,292)	$(50,959)
Stock-based compensation	302,317	6,245
Employer payroll tax on employee stock transactions	6,838	—
Amortization of prepaid marketing	39,672	8,816
Restructuring expense	7,366	—
Non-GAAP operating income (loss)	$61,901	$(35,898)
Operating margin	(59.3)%	(15.6)%
Non-GAAP operating margin	12.5%	(11.0)%

Klaviyo, Inc.
Reconciliation of Gross profit to Non-GAAP gross profit (Unaudited)
(In Thousands)

	Nine Months Ended September 30,
	2023	2022
Gross profit	$363,606	$236,819
Stock-based compensation	21,945	105
Employer payroll tax on employee stock transactions	1,451	—
Restructuring expense	1,156	—
Non-GAAP gross profit	$388,158	$236,924
Gross margin	73.2%	72.3%
Non-GAAP gross margin	78.2%	72.3%

Klaviyo, Inc.

Reconciliation of Expenses to Non-GAAP Expenses (Unaudited)
(In Thousands)

	Nine Months Ended September 30,
	2023	2022
Selling and marketing	$291,845	$153,401
Stock-based compensation	(96,141)	(909)
Employer payroll tax on employee stock transactions	(2,515)	—
Restructuring expense	(1,802)	—
Amortization of prepaid marketing	(39,672)	(8,816)
Non-GAAP Selling and marketing	$151,715	$143,676

Research and development	$209,542	$75,365
Stock-based compensation	(105,642)	(932)
Employer payroll tax on employee stock transactions	(1,675)	—
Restructuring expense	(3,300)	—
Non-GAAP Research and development	$98,925	$74,433

General and administrative	$156,511	$59,012
Stock-based compensation	(78,589)	(4,299)
Employer payroll tax on employee stock transactions	(1,197)	—
Restructuring expense	(1,108)	—
Non-GAAP General and administrative	$75,617	$54,713

Total operating expenses	$657,898	$287,778
Stock-based compensation	(280,372)	(6,140)
Employer payroll tax on employee stock transactions	(5,387)	—
Restructuring expense	(6,210)	—
Amortization of prepaid marketing	(39,672)	(8,816)
Non-GAAP Total operating expenses	$326,257	$272,822

Klaviyo, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow (Unaudited)
(In Thousands)

	Three Months Ended September 30,
	2023	2022
Cash Provided by (used in) operating activities	$23,700	$(17,324)
Acquisition of property and equipment	(54)	(4,427)
Capitalization of software development costs	(1,776)	(585)
Free cash flow	$21,870	$(22,336)
Operating cash flow margin	13.5%	(14.5)%
Free cash flow margin	12.4%	(18.7)%

Klaviyo, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow (Unaudited)
(In Thousands)

	Nine Months Ended September 30,
	2023	2022
Cash Provided by (used in) operating activities	$80,727	$(44,466)
Acquisition of property and equipment	(823)	(14,392)
Capitalization of software development costs	(4,612)	(1,526)
Free cash flow	$75,292	$(60,384)
Operating cash flow margin	16.3%	(13.6)%
Free cash flow margin	15.2%	(18.4)%